UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): August 5, 2002

LS POWER FUNDING CORPORATION
(Exact name of registrant as specified in its chapter)

Delaware (State of incorporation)	33-95928 (Commission File Number)	81-0502366 (IRS Employer Identification No.)

1105 North Market Street, Suite 1108, Wilmington, DE 19801
(Address of principal executive offices including Zip Code)

Registrant's telephone number, including area code:      (302) 427-8494

LSP-Cottage Grove, L.P.
LSP-Whitewater Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware Delaware (State of incorporation)	81-0493289 81-0493267 (IRS Employer Identification Numbers)

9405 Arrowpoint Boulevard, Charlotte, NC 28273-8110
(Address of principal executive offices including Zip Code)

Registrant's telephone number, including area code:      (704) 525-3800

Item 4. Change in Registrant's Certifying Accountant

     On August 5, 2002, LS Power Funding Corporation, LSP-Cottage Grove, L.P. and LSP-Whitewater Limited Partnership (collectively, "LS Power") dismissed Arthur Andersen LLP ("Andersen"), as its independent accountant, and appointed KPMG LLP ("KPMG") as its new independent accountant for the year ending December 31, 2002. The decision to dismiss Andersen and retain KPMG was approved by LS Power's Board of Directors.

     The audit reports of Andersen on the financial statements of LS Power as of and for the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During LS Power's two most recent years ended December 31, 2001, and the subsequent interim period through the date of this Report, there were no disagreements between LS Power and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within LS Power's two most recent years and the subsequent interim period through the date of this Report.

     LS Power provided Andersen with a copy of the foregoing disclosures. Andersen has informed LS Power that due to its current difficulties, it will be unable to respond to LS Power's filing stating its agreement or disagreement with such statements.

     During LS Power's two most recent years ended December 31, 2001, and the subsequent interim period through the date of this Report, LS Power did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LS POWER FUNDING CORPORATION
By:	/s/ Thomas F. Schwartz Name: Thomas F. Schwartz Title: Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date:     August 7, 2002

LSP-COTTAGE GROVE, L.P.

By:       LSP-Cottage Grove, Inc.
Its:        General Partner
By:	/s/ Thomas F. Schwartz Name: Thomas F. Schwartz Title: Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date:     August 7, 2002

LSP-WHITEWATER LIMITED PARTNERSHIP

By: LSP-Whitewater I, Inc.
Its: General Partner
By:	/s/ Thomas F. Schwartz Name: Thomas F. Schwartz Title: Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date:     August 7, 2002